EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS SECOND QUARTER 2012 FULLY DILUTED

EARNINGS OF 91¢ PER SHARE

SOUTHPORT, CONNECTICUT, August 1, 2012--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for the second quarter 2012, the Company reported net sales of $119.6 million and fully diluted earnings of 91¢ per share, compared with net sales of $79.6 million and fully diluted earnings of 56¢ per share in the second quarter of 2011.

For the six months ended June 30, 2012, net sales were $231.9 million and fully diluted earnings were $1.71 per share. For the corresponding period in 2011, net sales were $155.1 million and fully diluted earnings were 99¢ per share.

The Company also announced today that its Board of Directors declared a dividend of 37.7¢ per share for the second quarter, for shareholders of record as of August 13, 2012, payable on August 27, 2012. This dividend varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share. Effective with the dividend paid in March 2012, the Company increased the percent of quarterly earnings paid out as dividends by 67%. This dividend is approximately 40% of net income.

Chief Executive Officer Michael O. Fifer made the following comments related to the Company’s results:

•

Our earnings increased 63% from the second quarter of 2011, driven by the 50% growth in sales and our ongoing focus on continuous improvement in our operations.

•

New product introductions were a significant component of our sales growth as new product sales represented $87.8 million or 38% of sales in the first half of 2012. New product introductions in the first half of 2012 included:

o

Ruger American Rifle

o

SR22 pistol

o

10/22 Take Down rifle

o

22/45 Lite pistol

•

Demand for our products outpaced the growth in overall industry demand as measured by the National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) for both the second quarter and six months ended June 30, 2012 as illustrated below:

	Period ended June 30, 2012
	Q2	Six months
Increase in estimated Ruger Units Sold from Distributors to Retailers	55%	59%

Increase in total adjusted NICS Background Checks (thousands)	18%	21%

•

Cash generated from operations during the six months ended June 30, 2012 was $37.5 million. At June 30, 2012, our cash, cash equivalents, and short-term investments totaled $96.0 million, an increase of $14.9 million from December 2011. Our current ratio is 3.3 to 1 and we have no debt.

•

In the first half of 2012, capital expenditures totaled $12.3 million, much of it related to new products and the expansion of production capacity. We expect to invest approximately $20 million for capital expenditures during 2012.

•

In the first half of 2012, the Company returned $10.3 million to its shareholders through the payment of dividends. An additional $7.2 million in dividends will be paid to shareholders on August 27, 2012.

•

At June 30, 2012, stockholders’ equity was $162.7 million, which equates to a book value of $8.49 per share, of which $5.01 per share was cash and equivalents.

Today, the Company filed its Quarterly Report on Form 10-Q for the second quarter of 2012. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate. Investors are urged to read the complete Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market. Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited)

(Dollars in thousands, except share data)

	June 30, 2012	December 31 2011

Assets

Current Assets
Cash and cash equivalents	$ 75,960	$ 81,056
Short-term investments	19,994	-
Trade receivables, net	47,332	42,225
Gross inventories	47,796	49,004
Less LIFO reserve	(37,384)	(37,476)
Less excess and obsolescence reserve	(1,202)	(1,311)
Net inventories	9,210	10,217

Deferred income taxes	6,753	5,776
Prepaid expenses and other current assets	859	6,968
Total Current Assets	160,108	146,242

Property, plant and equipment	181,161	169,142
Less allowances for depreciation	(122,629)	(116,195)
Net property, plant and equipment	58,532	52,947
Deferred income taxes	405	32
Other assets	11,364	7,289
Total Assets	$230,409	$206,510

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited) (Continued)

(Dollars in thousands, except share data)

	June 30, 2012	December 31, 2011

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$ 26,946	$ 28,592
Product liability	1,010	1,305
Employee compensation and benefits	14,212	14,882
Workers’ compensation	4,846	4,600
Income taxes payable	1,194	217
Total Current Liabilities	48,208	49,596

Accrued pension liability	19,122	19,082
Product liability accrual	370	441

Contingent liabilities	--	--
Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	--	--
Common Stock, par value $1:
Authorized shares – 40,000,000 2012 – 23,459,506 issued, 19,160,072 outstanding 2011 – 23,382,566 issued, 19,083,132 outstanding	23,460	23,383
Additional paid-in capital	12,473	10,454
Retained earnings	192,203	168,981
Less: Treasury stock – at cost 2012 – 4,299,434 shares 2011 – 4,299,434 shares	(37,884)	(37,884)
Accumulated other comprehensive loss	(27,543)	(27,543)
Total Stockholders’ Equity	162,709	137,391
Total Liabilities and Stockholders’ Equity	$230,409	$206,510

STURM, RUGER & COMPANY, INC.

Condensed Statements of Income and Comprehensive Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Net firearms sales	$118,147	$78,471	$228,934	$152,912
Net castings sales	1,422	1,151	2,972	2,151
Total net sales	119,569	79,622	231,906	155,063

Cost of products sold	74,435	51,157	144,979	102,604

Gross profit	45,134	28,465	86,927	52,459

Operating expenses:
Selling	9,107	6,468	20,107	13,380
General and administrative	7,728	4,935	14,106	9,560
Total operating expenses	16,835	11,403	34,213	22,940

Operating income	28,299	17,062	52,714	29,519

Other income:
Interest expense, net	(21)	(13)	(44)	(33)
Other income, net	316	114	495	290
Total other income, net	295	101	451	257

Income before income taxes	28,594	17,163	53,165	29,776

Income taxes	10,580	6,350	19,671	11,017

Net income and comprehensive income	$ 18,014	$10,813	$ 33,494	$ 18,759

Basic earnings per share	$0.94	$0.57	$1.75	$1.00

Fully diluted earnings per share	$0.91	$0.56	$1.71	$0.99

Cash dividends per share	$0.324	$0.097	$0.536	$0.147

STURM, RUGER & COMPANY, INC.

Condensed Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 30, 2012	July 2, 2011

Operating Activities
Net income	$ 33,494	$ 18,759
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	6,774	5,860
Slow moving inventory valuation adjustment	(64)	(176)
Stock-based compensation	2,104	1,247
Gain on sale of assets	(13)	(7)
Deferred income taxes	(1,350)	1,111
Changes in operating assets and liabilities:
Trade receivables	(5,107)	(292)
Inventories	1,071	5,954
Trade accounts payable and accrued expenses	(1,400)	2,298
Employee compensation and benefits	(670)	(580)
Product liability	(366)	135
Prepaid expenses, other assets and other liabilities	2,054	(3,434)
Income taxes payable	977	1,499
Cash provided by operating activities	37,504	32,374

Investing Activities
Property, plant and equipment additions	(12,339)	(7,719)
Proceeds from sale of assets	13	16
Purchases of short-term investments	(29,993)	(47,496)
Proceeds from maturities of short-term investments	9,999	35,496
Cash used for investing activities	(32,320)	(19,703)

Financing Activities
Tax benefit from exercise of stock options	1,037	1,441
Repurchase of common stock Payment of employee withholding tax related to share-based compensation	- (1,045)	(1,999) (2,432)
Dividends paid	(10,272)	(2,775)
Cash used for financing activities	(10,280)	(5,765)

(Decrease) Increase in cash and cash equivalents	(5,096)	6,906

Cash and cash equivalents at beginning of period	81,056	5,132

Cash and cash equivalents at end of period	$ 75,960	$ 12,038